UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 22, 2005

Advance America, Cash Advance Centers, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 22, 2005, Advance America, Cash Advance Centers, Inc. announced that the North Carolina Commissioner of Banks issued an order directing that its North Carolina subsidiary must cease further operation of its centers in North Carolina to the extent they make payday loans on behalf of the lending bank partner or otherwise.  The related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
99.1

Press Release, dated December 22, 2005, of Advance America, Cash Advance Centers, Inc., announcing that the North Carolina Commissioner of Banks issued an order directing that its North Carolina subsidiary must cease further operation of its centers in North Carolina to the extent they make payday loans on behalf of the lending bank partner or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

	By:	/s/ John I. Hill
John I. Hill
Executive Vice President and
Chief Financial Officer

Exhibit Number	Description

99.1

Press Release, dated December 22, 2005, of Advance America, Cash Advance Centers, Inc., announcing that the North Carolina Commissioner of Banks issued an order directing that its North Carolina subsidiary must cease further operation of its centers in North Carolina to the extent they make payday loans on behalf of the lending bank partner or otherwise.